Thermon Announces Strategic Acquisition of CCI Thermal Technologies Inc. for CAD $258 Million
October 4, 2017
Thermon Group Holdings, Inc. (NYSE: THR) (“Thermon”) today announced the execution of a definitive agreement to acquire 100% of the equity interests of CCI Thermal Technologies Inc. (“CCI”) and certain related real estate assets in an all-cash transaction valued at CAD $258 million.
CCI is a leader in the development and production of engineered heating and filtration solutions for industrial and hazardous area applications. CCI markets its products through several diverse brands known for high quality, safety and reliability, and serves clients in the energy, petrochemical, electrical distribution, power, transit and industrial end markets globally.
The acquisition of CCI supports Thermon’s vision to be the world’s leader in industrial process heating solutions by diversifying its product portfolio and end market exposure. The acquisition will also strengthen Thermon’s financial profile and provide a platform for future growth and consolidation in an adjacent, fragmented $800 million market. The current management team, led by President Bernie Moore, will continue to operate CCI from its Edmonton, Alberta headquarters, building upon its track record of profitability and growth.
Bruce Thames, President and Chief Executive Officer of Thermon said: “Thermon’s growth strategy is based, in part, on highly-complementary acquisitions that contribute proven technologies, products, enhanced scale and access to attractive new end-markets. These durable attributes make CCI an ideal strategic and financial fit and will greatly enhance the value Thermon is able to bring to its customer base. CCI is a well-run company that significantly expands our addressable market. Together with CCI’s management team, we will continue to prudently build the company for sustained growth and profitability. Strong cash flows generated by the combined company will create the financial strength to comfortably operate the business and enable de-levering of the balance sheet going forward. We believe this transaction will differentiate Thermon in the marketplace and deliver clear, long-term financial benefits for our shareholders.”
Harold Roozen, Executive Chairman of CCI added, “We believe that Thermon is the perfect partner to help us build on our strong brands and long-standing customer relationships. The opportunity to leverage Thermon’s global footprint to expand CCI’s business into new geographies is exciting. The combination of the two companies will truly create a world leader in process heating solutions.”
Ciscan Industries was founded in 1964 in Edmonton, Alberta and formed CCI Thermal Technologies Inc. following the acquisition of DriQuik in 2000. CCI’s current management team has been involved with the business since 1992. CCI has approximately 375 employees that support manufacturing and fabrication at five facilities in Canada and the United States. For its fiscal year ended July 31, 2017, CCI generated approximately CAD $95 million in total revenue, net income of CAD $15.9 million and Adjusted EBITDA of CAD $22.5 million, after adjusting for certain payments to related parties and other expenses that are not anticipated to continue after closing.
Transaction Details and Financing

Under the terms of the agreement and plan of merger, Thermon has formed an acquisition subsidiary that will acquire CCI and certain related real estate assets for CAD $258 million, which will be financed with cash on hand as well as a new senior secured debt facility. Thermon expects to realize annualized run-rate cost synergies of approximately CAD $2.4 million during the fiscal year ending March 31, 2019 (“Fiscal 2019”). One-time transaction related costs during the fiscal year ending March 31, 2018 are estimated to be approximately USD $5.5 million, excluding financing fees. At closing, we expect net leverage to be approximately 3.4x. The acquisition is expected to be accretive to operating margins, free cash flow and GAAP EPS in Fiscal 2019.

Financing for the transaction has been committed by JP Morgan Chase Bank, N.A. The new debt will be structured as a senior secured term loan facility of USD $250 million, and will also include a senior secured revolving credit facility of USD $60 million. Proceeds of the term loan facility will be used to fund the acquisition, certain fees and expenses associated with the transaction, and to repay Thermon’s existing term loan.

Wells Fargo Securities acted as exclusive financial advisor to Thermon in connection with the transaction. Deloitte Corporate Finance Inc. acted as exclusive financial advisor to CCI.

Special Conference Call

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, Jay Peterson, Chief Financial Officer and Jim Pribble, Senior Vice President, Corporate Development, will host a live conference call today, October 4, 2017, at 7:30 a.m. (Central Time). The conference call and accompanying slideshow presentation will be simultaneously webcast on Thermon's investor relations website at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312 5421 from within the United States and Canada and (253) 237 1121 from outside of the United States/Canada. A replay of the webcast and a copy of the slideshow presentation will be available on Thermon's investor relations website beginning two hours after the conclusion of the call.

About CCI Thermal Technologies

CCI is a worldwide leader in development and production of advanced heating and filtration solutions for industrial and hazardous area applications. CCI’s business to date has been focused on serving customers’ heating and filtration solutions for industrial and hazardous area applications primarily in North America. CCI is headquartered in Edmonton, Alberta, Canada with five fabrication facilities in North America. For more information, please visit www.ccithermal.com.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and related investor conference call and accompanying slideshow deck contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Thermon, CCI, the proposed acquisition and other matters. All statements other than statements of historical fact are forward-looking statements, including, among others, statements we make regarding the intended acquisition of CCI, future revenues, future earnings, future cash flows, target leverage ratios, acquisition synergies, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Thermon and CCI. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect and our actual results and financial condition may differ materially from the views expressed today. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the acquisition of CCI, including integration risks and failure to achieve the anticipated benefits of the acquisition; (ii) changes in laws and regulations applicable to our business model; and (iii) changes in market conditions and receptivity to services and offerings; (iv) general economic conditions and cyclicality in the markets we serve; (v) future growth of energy and chemical processing capital investments; (vi) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (vii) competition from various other sources providing similar products and services, or alternative technologies, to customers; (viii) changes in relevant currency exchange rates; (ix) potential liability related to our products as well as the delivery of products and services; (x) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (xi) our ability to protect data and thwart potential cyber attacks; (xii) a material disruption at any of our manufacturing facilities; (xiii) our dependence on subcontractors and suppliers; (xiv) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xv) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xvi) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xvii) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the Securities and Exchange Commission on May 30, 2017. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Any forward-looking statement made by us in this press release and in the related conference call is based only on information currently available to us and speaks only as of the date on which it is made. Our forward-looking statements are not guarantees of future performance and we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, unless we are required to do so under applicable securities laws.
Non-GAAP Financial Measures
Disclosure in this release of "Adjusted EBITDA" and other "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties. These non-GAAP financial measures should be considered in addition to, not as substitutes for measures of financial performance reported in accordance with GAAP. For a description of how such non-GAAP financial measures reconcile to the most comparable GAAP measure, please see the table below.

($CAD in Millions)	Fiscal Year ending July 31,				LTM
	2014 Actual	2015 Actual	2016 Actual	2017 Actual	Aug 31, 2017

Reported Net Earnings in Accordance with GAAP	$ 31.4	$ 33.8	$ 8.4	$ 15.9	$ 16.4
Loss on sales of property and equipment	0.3	0	0	0	0
Income tax expense	0.2	1.4	0.2	0	0.1
Interest expense	0	0	0	0	0
Interest income	0	0	0	0	0
Reported EBIT	$ 31.9	$ 35.2	$ 8.6	$ 15.9	$ 16.5

Depreciation- Cost of sales	1.1	1.2	1.2	1.2	1.2
Depreciation- Operating	0.3	0.2	0.3	0.3	0.3
Depreciation- Aircraft	0.5	0.6	0.5	0.3	0.4
Amortization of intangible assets	1.6	1.6	1.5	0.8	0.7
Reported EBITDA	$ 35.4	$ 38.8	$ 12.1	$ 18.5	$ 19.1

Adjustments
Travel (aircraft) -actual	0.9	1.0	1.0	0.8	0.8
Travel (aircraft) -fair market value	0	0	0	0	0
Related party rent - actual	2.7	2.8	2.8	2.8	2.7
Discontinued operations - Indiana	0.3	0	0	0	0
Donations	0.1	0.1	0.1	0.1	0.1
Relocation expenses	0	0	0.1	0	0
Edmonton renovation expenses	0	0.1	0	0	0
Hovey acquisition expenses	0	0	0	0.1	0.1
Other non recurring expense	0	0	0	0.1	0.1
Oakville expansion cancellation costs	0	0	0	0.1	0.1
Adjusted EBITDA	$ 39.4	$ 42.8	$ 16.1	$ 22.5	$ 23.0